UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             OHIO VALLEY BANC CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box  if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                         ANNUAL MEETING OF SHAREHOLDERS
                             Wednesday, May 7, 2008



TO OUR SHAREHOLDERS:

We take pleasure in inviting you to our Annual Meeting of Shareholders, which will be held on Wednesday, May 7, 2008, at 5:00 p.m., Eastern Daylight Saving Time, at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio.

The Annual Meeting will be held for the purpose of electing directors and transacting such other business as may properly be brought before it. At the meeting, we shall also report to you on our operations during the past year and plans for the future.

The close of business on March 20, 2008 has been fixed as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment thereof.

The formal notice of Annual Meeting, the Proxy Statement and a proxy are enclosed. After reading the Proxy Statement, will you please promptly fill in, sign and return to us the enclosed proxy in the envelope provided. We urge you to vote to insure that your shares are represented.

Last year, more than 82% of the Company's shares were represented in person or by proxy at the Annual Meeting. Please help us exceed last year's participation by signing and returning your proxy today.

We hope to see many of you in person at the Annual Meeting. There will be a social hour beginning at 4:00 p.m. Hors D'oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and Directors of your Company.

Sincerely,

/s/ Jeffrey E. Smith
------------------------------------
Jeffrey E. Smith
President and Chief Executive Officer


Dated:  April 16, 2008

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Wednesday, May 7, 2008
                                    5:00 p.m.



                                                                Gallipolis, Ohio
                                                                  April 16, 2008

To the Shareholders of
Ohio Valley Banc Corp.

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 7th day of May, 2008, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

         1. To elect three Directors of the Company, each to serve for a three-year term; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only holders of common shares of the Company of record at the close of business on March 20, 2008 will be entitled to vote at the Annual Meeting and any adjournment.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the enclosed postage-paid, return-addressed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Jeffrey E. Smith
                                           -------------------------------------
                                           Jeffrey E. Smith
                                           President and Chief Executive Officer

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                                                                  April 16, 2008

                                 PROXY STATEMENT

     This proxy statement and the accompanying proxy are first being mailed on or about April 16, 2008 to shareholders of Ohio Valley Banc Corp. (the "Company") regarding the Annual Meeting of Shareholders to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 7, 2008, at 5:00 p.m., Eastern Daylight Saving Time (the "Annual Meeting").

     A proxy for use at the Annual Meeting accompanies this proxy statement and is solicited by the Board of Directors of the Company. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy in the envelope provided. Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (2) by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or (3) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person. If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating how many common shares you were the beneficial owner of on March 20, 2008, the record date for voting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     If you hold your common shares in "street name" with a broker, financial institution or other holder of record, you may be eligible to appoint your proxy electronically via the Internet or telephonically and you may incur costs associated with the electronic access. If you hold your common shares in street name, you should review the information provided to you by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.

     Only shareholders of record at the close of business on March 20, 2008, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. As of March 20, 2008, 4,051,017 common shares were outstanding and entitled to vote at the Annual Meeting. Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company's Board of Directors other than the Internet access and telephone usage charges a shareholder may incur if a proxy is appointed electronically through a holder of record. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail or personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

     If you are a participant in the Ohio Valley Banc Corp. Employee Stock Ownership Plan (the "ESOP") and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately. If no instructions are given by you to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.

     The inspectors of election appointed for the Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES", or "VOTE FOR ALL EXCEPT" or not at all. Brokers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of Directors. However, brokers who hold common shares in street name may not vote such common shares on non-routine matters, including proposals to approve equity-based compensation plans, without specific instructions from the customer who owns the common shares. Proxies that are signed and submitted by brokers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

     The Annual Report of the Company for the fiscal year ended December 31, 2007, including financial statements, is being delivered with this proxy statement.


              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates, as of March 20, 2008, certain information concerning the only shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common shares of the Company.

                               No. of Common Shares and               Percent of
Name and Address            Nature of Beneficial Ownership             Class (1)
----------------            ------------------------------             ---------
Morris and Dorothy
Haskins Foundation, Inc.              330,335 (2)                         8.15%
1767 Chestnut Street
Bowling Green, KY  42101

(1) The percent of class is based upon 4,051,017 common shares outstanding as of March 20, 2008.

(2) Based on information contained in a Schedule 13G filing with the Securities and Exchange Commission (the "SEC"), dated January 22, 2008. Carol H. Wedge and Paul D. Wedge, Jr. share voting and investment power over the 330,335 common shares owned by the Morris and Dorothy Haskins Foundation, Inc.

     The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 20, 2008, for each current Director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current Directors and executive officers as a group.

                             No. of Common Shares
                                and Nature of
Name                        Beneficial Ownership (1)        Percent of Class (2)
----                        ------------------------        --------------------
Anna P. Barnitz                    1,435  (3)                       .04%
Steven B. Chapman                  1,714  (4)                       .04%
Robert E. Daniel                     488  (5)                       .01%
Robert H. Eastman                 74,169  (6)                      1.83%
Katrinka V. Hart (7)              10,743  (8)                       .27%
Harold A. Howe                    15,554  (9)                       .38%
E. Richard Mahan (7)               7,678  (10)                      .19%
Larry E. Miller, II (7)            8,557  (11)                      .21%
Brent A. Saunders                  5,989  (12)                      .15%
Scott W. Shockey (7)               2,577  (13)                      .06%
Jeffrey E. Smith (7)              18,837  (14)                      .47%
David W. Thomas                    2,401  (15)                      .06%
Roger D. Williams                    631  (16)                      .02%
Lannes C. Williamson               4,779  (17)                      .12%
Thomas E. Wiseman                 16,068  (18)                      .40%

All Directors and executive      171,620  (19)                     4.24%
officers as a Group
(15 persons)

(footnotes on next page)

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The Company has never granted options to purchase its common shares. The mailing address for each of the current Directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2) The percent of class is based on 4,051,017 common shares outstanding on March 20, 2008.

(3) Represents 1,373 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power, and 62 common shares held by Mrs. Barnitz as custodian for her children.

(4) Includes 1,604 common shares held jointly by Mr. Chapman and his spouse, as to which he shares voting and investment power. The number shown also includes 110 common shares held by a broker for Mr. Chapman's spouse in a self-directed individual retirement account, as to which she has sole voting and investment power.

(5) Includes 488 common shares held jointly by Mr. Daniel and his spouse, as to which he shares voting and investment power.

(6) Includes 37,863 common shares held jointly by Mr. Eastman and his spouse, as to which he shares voting and investment power.

(7)  Executive officer of the Company named in the Summary Compensation Table.

(8)  Includes 6,927 common shares held for the account of Ms. Hart in the ESOP.

(9) Includes 8,220 common shares held jointly by Mr. Howe and his spouse, as to which he shares voting and investment power; 6,902 common shares held in a self-directed individual retirement account at Ohio Valley Bank, as to which Ohio Valley Bank has voting power and Mr. Howe has investment power; and 432 common shares held jointly by Mr. Howe and his children as to which he shares voting and investment power.

(10) Includes 3,815 common shares held jointly by Mr. Mahan and his spouse, as to which he shares voting and investment power; 102 common shares held by Mr. Mahan as custodian for his niece; and 3,759 common shares held for the account of Mr. Mahan in the ESOP.

(11) Includes 3,321 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power; and 5,235 common shares held for the account of Mr. Miller in the ESOP.

(12) Includes 2,372 common shares held jointly by Mr. Saunders and his spouse, as to which he shares voting and investment power; 688 common shares held by Mr. Saunders as custodian for the benefit of his children; and 243 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(13) Includes 2,148 common shares held for the account of Mr. Shockey in the ESOP.

(14) Includes 513 common shares held by Mr. Smith's spouse, as to which she has sole voting and investment power; 287 common shares held by Mr. Smith's spouse as custodian for the benefit of his daughter as to which Mr. Smith's spouse exercises sole voting and investment power; and 14,316 common shares held for the account of Mr. Smith in the ESOP.

(15) Represents common shares held jointly by Mr. Thomas and his spouse, as to which he shares voting and investment power.

(16) Represents common shares held by Mr. Williams' spouse, as to which she has sole voting and investment power.

(17) Includes 23 common shares held by Mr. Williamson's spouse, as to which she has sole voting and investment power; and 4,231 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Williamson has investment power.

(18) Includes 14,969 common shares held jointly by Mr. Wiseman and his spouse, as to which he shares voting and investment power; and 1,098 common shares held by Mr. Wiseman as custodian for the benefit of his children.

(19) See Notes (3) through (6) and (8) through (18) above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's Directors and executive officers, as well as any persons holding more than 10% of the Company's outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates. Based on its review of (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company's 2007 fiscal year and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company's 2007 fiscal year, the Company believes that all Section 16(a) reports were filed timely.


                       PROXY ITEM 1: ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eleven members - three in the class whose terms expire at the Annual Meeting, four in the class whose terms expire in 2009 and four in the class whose terms expire in 2010.
Section 2.02(C) of the Company's Regulations provides that the Directors may change the number of Directors and fill any vacancy created by an increase in the number of Directors (provided that the Directors may not increase the number of Directors to more than twelve or reduce the number of Directors to less than five).

     In 1980, the Board of Directors of Ohio Valley Bank adopted a policy that each person becoming a director of Ohio Valley Bank after that date would be expected to retire at the next annual meeting of shareholders of Ohio Valley Bank following the director's 70th birthday. Since the Company was formed as the holding company of Ohio Valley Bank in 1992, the directors of the Company have followed that same practice, although neither the Company nor the Bank has ever provided such a requirement in its articles of incorporation or regulations or included any such provision in the charter of the Nominating and Corporate Governance Committee.

     The Board of Directors of the Company has determined that all of the directors except Messrs. Howe and Smith are "independent" under the listing standards of The NASDAQ Stock Market, LLC ("Nasdaq"). In determining independence, the Board of Directors considered loan and deposit relationships with each director, fees paid to Mr. Saunders for legal services, and notes issued to Mr. Eastman and to the Wiseman Agency (discussed in this proxy statement under the heading "Certain Relationships and Related Transactions"). The rules of Nasdaq do not deem such relationships to disqualify a director from being deemed independent. The Board of Directors does not believe such relationships interfere with the directors' exercise of independent judgment in carrying out their responsibilities as directors.

     The Board of Directors proposes that each of the three nominees identified below be re-elected for a new three-year term. Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee. Each person elected as a Director at the Annual Meeting will hold office for a term of three years and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The three nominees for election as Directors receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of Directors or toward the election of the individual nominees specified on the proxy.

     The following table gives certain information, as of March 20, 2008, concerning each nominee for election as a Director of the Company. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2011


                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                 Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                 ---            ----------------------------------         ----------------    ----------------
Harold A. Howe                        57            Self-employed (real estate investments           1998                2005
                                                    and rentals); and President, Ohio Valley
                                                    Financial Services Agency, LLC

Brent A. Saunders                     50            Attorney at Law,                                 2001                2003
                                                    Halliday, Sheets & Saunders (Partner)

David W. Thomas                       52            Former Chief Examiner, Ohio Division of          2007                2007
                                                    Financial Institutions (bank supervision and
                                                    regulation)

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

     While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a Director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

     The following table gives certain information concerning the current Directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                      DIRECTORS WITH TERMS EXPIRING IN 2009


                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                 Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                 ---            ----------------------------------         ----------------    ----------------
Anna P. Barnitz                       45            Treasurer and Chief Financial Officer,           2001               2003
                                                    Bob's Market and Greenhouses, Inc.
                                                    (horticultural products for wholesale
                                                    distribution and retail landscaping stores)

Roger D. Williams                     57            President, Bob Evans Restaurants, a division     2005               2006
                                                    of Bob Evans Farms, Inc. (restaurant operator
                                                    and food products) since August 2006.  Executive
                                                    Vice President of Food Products Division, Bob
                                                    Evans Farms, Inc. from 1995 until August 2006

Lannes C. Williamson                  63            President, L. Williamson Pallets, Inc.           1997               2000
                                                    (sawmill; pallet manufacturing; and wood
                                                    processing)

Thomas E. Wiseman                     49            President, The Wiseman Agency, Inc. (insurance   1992               1992
                                                    and financial services)

                      DIRECTORS WITH TERMS EXPIRING IN 2010


                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                 Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                 ---            ----------------------------------         ----------------    ----------------
Steven B. Chapman                     61            Certified Public Accountant, Chapman &           1999               2001
                                                    Burris CPA's LLC (Partner)

Robert E. Daniel                      67            Administrator, Holzer Clinic                     2005               2006
                                                    (multispecialty physician group practice)

Robert H. Eastman                     67            President of Ohio Valley Supermarkets, Inc.      1986               1992
                                                    (retail grocery stores)

Jeffrey E. Smith                      58            President and Chief Executive Officer            1987               1992
                                                    of the Company and the Bank

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board of Directors

     The Board of Directors held a total of eleven (11) meetings during 2007. Each incumbent Director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served, in each case during the Director's period of service in 2007. In accordance with applicable Nasdaq Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

     The Company encourages all incumbent Directors and Director nominees to attend each annual meeting of shareholders. All of the incumbent Directors and Director nominees attended the Company's last annual meeting of shareholders held on May 9, 2007.

     The Company has an informal process by which shareholders may communicate directly with Directors. Any communication to the Board may be mailed to Thomas
E. Wiseman, Lead Director, in care of Investor Relations at the Company's headquarters, P.O. Box 240, Gallipolis, Ohio 45631. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." There is no screening process, and all shareholder communications that are received for the Board's attention will be forwarded to all Directors.

Committees of the Board

     The Board of Directors has four standing committees: the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee and the Nominating and Corporate Governance Committee.

Audit Committee

     The Audit Committee is comprised of Anna P. Barnitz, Steven B. Chapman (Chairman), David W. Thomas and Lannes C. Williamson. The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act.

     The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member's duties. Additionally, the Board of Directors has determined that Steven
B. Chapman  qualifies as an "audit committee  financial  expert" for purposes of
Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant. The Board of Directors has determined that Mr. Chapman is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company's consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Audit Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. The Audit Committee is responsible for:

o overseeing the accounting and financial reporting process of the Company and audits of the Company's financial statements;

o monitoring the Company's financial reporting process and internal control system;

o overseeing the certification process and other laws and regulations impacting the Company's quarterly and annual financial statements and related disclosure controls;

o reviewing and evaluating the audit efforts of the Company's independent registered public accounting firm and the Company's internal auditing department;

o    providing an open avenue of communication  among the Company's  independent
     registered  public  accounting  firm,   financial  and  senior  management,
     internal auditing department and the Board of Directors;

o appointing, compensating and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing related work; and

o    establishing  procedures  for  the  receipt,  retention  and  treatment  of
     complaints   received  by  the  Company  regarding   accounting,   internal
     accounting controls or auditing matters.

     In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services provided by the Company's independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

     The Audit Committee held fourteen meetings during the 2007 fiscal year. The Report of the Audit Committee for the 2007 fiscal year begins on page 23.

Compensation and Management Succession Committee

     The Compensation and Management Succession Committee is comprised of Robert
H. Eastman, Brent A. Saunders and Thomas E. Wiseman (Chairman). The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). In addition, the Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

     The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. The charter was last revised by the Board of Directors on February 26, 2008, upon recommendation of the Compensation and Management Succession Committee.

     The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company's Directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company's annual meeting of shareholders. The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

     The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the Chief Executive Officer), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation and Management Succession Committee is also responsible for reviewing the Company's incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary. The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company's executive officers.

     The Compensation and Management Succession Committee held five meetings during the 2007 fiscal year. The Report of the Compensation and Management Succession Committee on executive compensation relating to the 2007 fiscal year begins on page 17.

Executive Committee

     The Executive Committee is comprised of Steven B. Chapman, Robert H. Eastman, Harold A. Howe, Brent A. Saunders, Jeffrey E. Smith (Chairman), David
W. Thomas and Thomas E. Wiseman. The Executive Committee is authorized to act in the intervals between meetings of the Directors on matters delegated by the full Board. There were three meetings of the Executive Committee during the 2007 fiscal year.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists of Steven B. Chapman, Robert H. Eastman (Chairman) and Thomas E. Wiseman. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). The purposes of the Nominating and Corporate Governance Committee are to:

o identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of Director nominees for each annual meeting of the shareholders of the Company;

o make recommendations to the full Board regarding the Directors who shall serve on committees of the Board; and

o undertake such other responsibilities as may be referred to the Nominating and Corporate Governance Committee by the full Board.

     The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. The Nominating and Corporate Governance Committee held four meetings during the 2007 fiscal year.

Nominating Procedures

     As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become Directors. The Nominating and Corporate Governance Committee recommended the nominees for election as Directors at the Annual Meeting. When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company's shareholders. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating Director candidates including experience, reputation and geographic location. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

     In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a Director. Additionally, the Company is a highly-regulated institution and all Director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

     The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing Directors. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

     Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by writing to Robert H. Eastman, the Chairman of the Nominating and Corporate Governance Committee, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631. The recommendation should give the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended Director candidate. A written statement from the candidate consenting to be named as a Director candidate and, if nominated and elected, to serve as a Director should accompany any such recommendation.

     Shareholders who wish to nominate an individual for election as a Director at an annual meeting of the shareholders of the Company must comply with the Company's Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Robert H. Eastman, the Chairman of the Nominating and Corporate Governance Committee, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Chairman of the Nominating and Corporate Governance Committee not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares of the Company that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; (e) the number of common shares of the Company beneficially owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to a nominee for election as a Director under the proxy rules promulgated under the Exchange Act. Nominations not made in accordance with the Company's Code of Regulations will not be considered.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         The following are the executive officers of the Company:

                                           Position(s) Held with the Company
Name                     Age                and its Principal Subsidiaries                                Business Experience
----                     ---               ---------------------------------                              -------------------
Jeffrey E. Smith          58    President and Chief Executive Officer of the Company and the              Commercial banker
                                Bank since 2000; Chairman of the Executive Committee of the               for 35 years
                                Company and the Bank since 2000.

Scott W. Shockey          38    Vice President and Chief Financial Officer of the Company and             Commercial banker
                                Senior Vice President and Chief Financial Officer of the Bank             for 15 years
                                since December 2004; Assistant Treasurer of the Company from
                                April 2001 to December 2004; and Vice President and Chief Financial
                                Officer of the Bank from April 2001 to December 2004.

Katrinka V. Hart          49    Senior Vice President and Risk Management Officer of the Company          Commercial banker
                                since 2004; Executive Vice President and Risk Management Officer          for 28 years
                                of the Bank since 2003.

E. Richard Mahan          62    Senior Vice President and Chief Credit Officer of the Company and         Commercial banker
                                Executive Vice President and Chief Credit Officer of the Bank since       for 34 years
                                December 2007; Senior Vice President and Secretary of the Company from
                                April 2000 to December 2007; and Executive Vice President and Secretary
                                of the Bank from April 2000 to December 2007.

Larry E. Miller, II       43    Senior Vice President and Secretary of the Company and Executive Vice     Commercial banker
                                President and Secretary of the Bank since December 2007; Senior Vice      for 21 years
                                President and Treasurer of the Company from April 2000 to December 2007;
                                and Executive Vice President and Treasurer of the Bank from April 2000 to December 2007.

                      Compensation Discussion and Analysis

Overview of Compensation Program

     The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation. As part of that responsibility, the Compensation and Management Succession Committee reviews the Company's bonus program as well as retirement plans and recommends changes to such programs and plans to the Board of Directors as necessary. Although the Compensation and Management Succession Committee also has responsibility for reviewing any severance or other termination arrangements to be entered into with the Company's executive officers, there are currently no such arrangements.

Management's Role in Compensation Decisions

     While the Committee makes all compensation decisions regarding the named executive officers, the Committee utilizes data and reports as required by the wage and salary administration plan described elsewhere in this Compensation
Discussion  and  Analysis.  Some  of this  data  is  prepared  or  assembled  by management and includes, but is not limited to, peer analysis of comparable financial industry job grades, cost of living adjustments, and total compensation benchmarking primarily for Ohio and the Midwest Region of the United States. The Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

     The executive officers of the Company receive no compensation from the Company. Instead, they are paid by the Bank for services rendered in their capacities as executive officers of the Bank.

     The objectives of the compensation programs of the Company and the Bank are that:

o compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance; and

o executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.

     In 1993, the Company adopted a comprehensive wage and salary administration plan for the Company and its subsidiaries to be used for all employees, including executive officers. That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic total compensation benchmarking process to determine compensation market ranges for all job grades. The components of this plan apply to both executive officers and non-executive officers. The Company believes that it is essential to attracting and retaining qualified officers in its industry that compensation be competitive with that of other companies within the industry. Further, in order to motivate such individuals to perform to the best of their abilities in furthering the Company's goals, the Company also believes there must be an opportunity for such officers to benefit personally from increased efforts and the Company's achievement of its goals.

     Over the years, the Company has retained Crowe Chizek and Company LLC ("Crowe Chizek") to update the benchmarking information. In late 2005, the Company benchmarked the pay range for base salary and bonus established for each position using the services of Crowe Chizek. The 2005 Crowe Chizek Midwest Financial Institutions Survey, the Economic Research Institute salary database and the Watson Wyatt Financial Institutions Survey (commercial banks category) were used in conjunction with data gathered from the following employers in the Company's immediate market area: Oak Hill Financial, Inc; Farmers Bank and
Savings  Company;  Holzer  Clinic;  and  the  University  of Rio  Grande.  These
employers in the Company's immediate market area were chosen based on the economic impact of the institution as well as the size of the employee base in the Gallia and Jackson County, Ohio market area. The Crowe Chizek survey included 26 financial institutions with $500 million to $1 billion in assets in the Midwest Region. From the Economic Research Institute salary database, which has information from a collection of compensation surveys, Crowe Chizek used information designated by the Economic Research Institute as reflecting individuals who had held their positions for three years at commercial banks with a Huntington, West Virginia, database location. The 2005 Watson Wyatt Financial Institutions Survey included commercial banks across the United States. The Compensation and Management Succession Committee did not have access to the names of the companies included in any of these surveys.

     Range midpoints from the surveys were averaged to determine a common midpoint for each range. The Company adjusted its existing range midpoints to within +/- 10% of the benchmark project output, thereby creating a new range for each position for 2006 compensation. Then, the Compensation and Management Succession Committee used two Crowe Chizek Compensation surveys in combination with individual performance appraisals to determine the base salaries to be paid to each named executive officer within the established range. The Compensation and Management Succession Committee desires to have total compensation for each officer in the range, rather than just the base salary.

     In late 2006, the Compensation and Management Succession Committee did not commission a benchmark project, but used two Crowe Chizek Compensation surveys to adjust the ranges set in 2005 and to adjust base salaries for 2007. The two Crowe Chizek surveys used were the Crowe Chizek Ohio Financial Institutions Compensation Survey and the Crowe Chizek Midwest Regional Financial Institutions Survey. The Ohio Financial Institutions Survey included 3 subsets: 11 Ohio financial institutions with total assets greater than $500 million, 44 Ohio financial institutions in all asset sizes, and 41 Ohio financial institutions in markets with populations of less than 100,000. The Midwest Regional Financial Institutions Survey also provided data on 3 subsets: 28 financial institutions in the states of Illinois, Indiana, Michigan and Ohio with total assets from $500 million to $1 billion, 190 financial institutions in those states in all asset sizes, and 160 financial institutions in those states in markets with populations of less than 100,000. The Company then adjusted the Company's compensation ranges set in 2005 by the same percentage as the salary and bonus compensation in the surveyed companies changed in 2006 compared to 2005. In addition, the same two surveys were used to determine the change in base salaries alone, changing the base salary for the Company's employees at the same percentage as salaries changed on average at the survey companies. The pay range for each job consists of three levels: a lower one-third, a middle one-third and an upper one-third. When an officer is promoted from one pay grade to another, the officer's salary is raised to the lower one-third of the new pay range.

     Finally, the Company's base salaries for 2007 were determined based on the personal performance evaluation of each employee and the position of the employee's expected total salary and bonus compensation within the established range.

     The Compensation and Management Succession Committee did not have access to the names of the institutions that were included in the surveys but based its decision to use the survey data on the belief that institutions meeting the survey criteria had similarities to the Company in terms of location (Illinois, Indiana, Michigan, and Ohio); size (total assets greater than $500 million); and market populations (markets with populations of less than 100,000), which made such institutions appropriate for purposes of maintaining competitive compensation.

     Based on the benchmarking and salary adjustment process, the following ranges of salary and bonus for the named executive officers were established:

-------------------------- -------------------- -------------------
Name                          Salary Range         Bonus Range
-------------------------- -------------------- -------------------
Jeffrey E. Smith            $99,403 - 226,096    $14,420 - 56,087
-------------------------- -------------------- -------------------
Scott W. Shockey             46,842 - 104,936     12,334 - 36,832
-------------------------- -------------------- -------------------
Katrinka V. Hart             76,690 - 163,987     13,287 - 41,850
-------------------------- -------------------- -------------------
E. Richard Mahan             76,690 - 163,987     13,287 - 41,850
-------------------------- -------------------- -------------------
Larry E. Miller, II          76,690 - 163,987     13,287 - 41,850
-------------------------- -------------------- -------------------
     The Compensation and Management Succession Committee annually conducts a performance appraisal to evaluate the performance of Mr. Smith and the other named executive officers in achieving the expected requirements of their jobs based on the following 10 specific criteria (the "Evaluation Criteria"): 1) job knowledge-information, 2) priority setting, 3) delegation of duties, 4) decisiveness, 5) creativity, 6) written and oral communication, 7) initiative and adaptability, 8) teamwork and open-mindedness, 9) work efficiency and follow-through, and 10) goal setting. The evaluation conducted by the Compensation and Management Succession Committee assesses the executive officers' performance in each of the 10 criteria on a range from 1, the lowest, to 5, the highest, in increments of .25. The higher an officers' performance on the 10 criteria, the higher the officer will be paid within the pay range established through the benchmarking process.

     The Compensation and Management Succession Committee seeks to utilize four components (a base salary, a bonus, retirement plans, and insurance benefits) in the Company's compensation program to insure that employees who are performing "as expected" will, over time, be compensated in the middle one-third of the respective market range for similar jobs in the financial services industry. An employee starting in the lower one-third of a pay range who performs "better than expected" will move to the middle one-third of the pay range faster than an employee who performs "as expected."

     In late 2007, the Company once again benchmarked the pay range and adjusted the salaries for each position, including those of the named executive officers, using the services of Crowe Chizek and survey data from Crowe Chizek, ERI Salary Assessor,

Watson Wyatt Commercial Banks and the 2006 proxy data from a peer group of companies. In addition, data gathered from employers in the Company's immediate market area was also included in the survey data. Range midpoints from the surveys were averaged to determine a common midpoint for each range. The Company adjusted its existing range midpoints to within +/- 10% of the benchmark project output thereby creating a new range for 2008.

     The Company has no policy for allocating between long-term and short-term compensation or allocating between cash and non-cash components, although the bonus program does take into account both long-term and short-term goals and performance of the Company.

Executive Compensation Components and Analysis

     The components of the compensation program are: a base salary, a bonus, retirement plans and insurance benefits. Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

     Base Salary

     The objective of the base salary component of the cash compensation plan is to provide predictable and reliable cash compensation sufficient to attract and retain motivated officers and to recognize and reward individual performance. In fulfilling that objective the Compensation and Management Succession Committee desires that each employee, including the named executive officers, who achieves an overall performance evaluation of "3" (as expected) should receive base salaries within +/-10% of the midpoint of the marketplace range.

     Using the survey information described above, and based on their annual performance appraisal and the position of their expected total compensation within the marketplace range, the base salaries for the named executive officers were increased an average of 4.65%, plus an amount necessary to be within +/-10% of the benchmark compared to 2006.

     The Compensation and Management Succession Committee in late 2006 evaluated Jeffrey E. Smith using the Evaluation Criteria discussed previously. Mr. Smith received an evaluation of "far exceeds expectations" in the areas of
job-knowledge-information,       written      and      oral       communication,
initiative/adaptability, teamwork and open-mindedness, work efficiency and follow-through. Mr. Smith received an evaluation rating of "exceeds expectations" in the areas of priority setting, delegation of duties, decisiveness, creativity, and goal setting. The sum of these individual evaluations led to an overall evaluation of "exceeds expectations". This performance appraisal and Mr. Smith's position of "middle one-third" of expected total compensation within the marketplace range determined a base salary for 2007 as reported in the Summary Compensation Table on Page 18.

     The Compensation and Management Succession Committee in late 2006 evaluated Scott W. Shockey using the Evaluation Criteria discussed previously. Mr. Shockey received an evaluation of "far exceeds expectations" in the areas of decisiveness, written and oral communication, initiative/adaptability, and teamwork and open-mindedness, work efficiency and follow-through. Mr. Shockey received an evaluation rating of "exceeds expectations" in the areas of job knowledge-information, priority setting, delegation of duties, creativity, and goal setting. The sum of these individual evaluations led to an overall evaluation of "exceeds expectations". This performance appraisal and Mr. Shockey's position of "lower one-third" of expected total compensation within the marketplace range determined a base salary for 2007 as reported in the Summary Compensation Table on Page 18.

     The Compensation and Management Succession Committee in late 2006 evaluated Katrinka V. Hart using the Evaluation Criteria discussed previously. Ms. Hart received an evaluation of "far exceeds expectations" in the areas of creativity, written and oral communication, initiative/adaptability, and teamwork and open-mindedness. Ms. Hart received an evaluation rating of "exceeds expectations" in the areas of job knowledge-information, priority setting, delegation of duties, decisiveness, work efficiency and follow-through, and goal setting. The sum of these individual evaluations led to an overall evaluation of "exceeds expectations". This performance appraisal and Ms. Hart's position of "lower one-third" of expected total compensation within the marketplace range determined a base salary for 2007 as reported in the Summary Compensation Table on Page 18.

     The Compensation and Management Succession Committee in late 2006 evaluated
E. Richard Mahan using the Evaluation Criteria discussed previously. Mr. Mahan received an evaluation of "far exceeds expectations" in the areas of job knowledge-information, priority setting, delegation of duties, creativity, written and oral communication, initiative/adaptability, work efficiency and follow-through, and goal setting. Mr. Mahan received an evaluation rating of
"exceeds expectations" in the areas of decisiveness and teamwork and open-mindedness. The sum of these individual evaluations led to an overall evaluation of "exceeds expectations". This performance appraisal and Mr. Mahan's position of "lower one-third" of expected total compensation within the marketplace range determined a base salary for 2007 as reported in the Summary Compensation Table on Page 18.

     The Compensation and Management Succession Committee in late 2006 evaluated Larry E. Miller using the Evaluation Criteria discussed previously. Mr. Miller received an evaluation of "far exceeds expectations" in the areas of priority setting, written and oral communication, teamwork and open-mindedness, and work efficiency and follow-through. Mr. Miller received an evaluation rating of "exceeds expectations" in the areas of job knowledge-information, delegation of duties, decisiveness, creativity, initiative/adaptability, and goal setting. The sum of these individual evaluations led to an overall evaluation of "exceeds expectations". This performance appraisal and Mr. Miller's position of "lower one-third" of expected total compensation within the marketplace range determined a base salary for 2007 as reported in the Summary Compensation Table on Page 18.

     Bonuses

     The objectives of the bonus component of the Company's compensation program are to: (a) motivate executive officers and other employees and reward such persons for the accomplishment of both annual and long range goals of the Company and its subsidiaries, (b) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to long-range business results and (c) provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality. All employees of the Company's subsidiaries holding positions with a pay grade of 8 or above are eligible to participate in the Bonus Program, including all subsidiaries' executive officers.

     Bonuses payable to participants in the Bonus Program are based on (a) the performance of the Company and its subsidiaries as measured against specific performance targets; (b) each employee's individual performance; and (c) the marketplace range of compensation for employees holding comparable positions. At the beginning of each fiscal year, the Compensation and Management Succession Committee sets specific performance targets for the Company and its subsidiaries based on a combination of some or all of a number of performance criteria set forth in the Company's strategic plan. The Compensation and Management
Succession Committee may establish two sets of targets, one set of which is higher and less likely to be achieved, referred to as the "annual bonus targets". A second set, referred to as the "long range bonus targets" is more likely to be achieved. The targets are based on one or more of the following performance criteria: net income, net income per share, return on assets, return on equity, asset quality (as measured by the ratio of non-performing loans to total loans and non-performing assets to total assets), and efficiency ratio. It is the objective of the Compensation and Management Succession Committee to establish goals that are "reaching" but "reachable". The Committee may not consider the goals to be of equal weight, but, in the aggregate, it considers them to be fundamental metrics which are important to the long-term performance of the Company. At the end of the fiscal year, the aggregate amount available for the payment of a bonus, if any at all, is determined by the Company's Board of Directors upon recommendation of its Compensation and Management Succession Committee based on an evaluation of the accomplishment of the performance targets. A bonus may be paid at the end of the year without targets having been established or achieved. No officer or employee has any right to the payment of a bonus until the Board of Directors has exercised its discretion to award one and the amount to be paid to each person has been determined and announced.

     Once the aggregate amount of the bonus pool is determined, individual bonus awards are determined through a formula that applies each employee's performance evaluation score to a "bonus grid", reflecting the individual employee's job grade, the market place range of compensation for that job grade, and individual job performance using the Evaluation Criteria referenced above. Employees are evaluated by their supervisors, except for the executive officers, who are evaluated by the Compensation and Management Succession Committee of the Company's Board of Directors. The Company's Board of Directors approves the bonuses payable to the executive officers under the Bonus Program based upon the recommendation of the Compensation and Management Succession Committee.

     At the end of 2007, the Compensation and Management Succession Committee recommended to the full Board of Directors, and the full Board of Directors determined, to award bonuses reflecting a 15.61% increase from the total bonus amount paid in 2006, based upon the fact that the Company's net income increased by 16.7% compared to the Company's net income in 2006. As stated earlier in this discussion, the Compensation and Management Succession Committee may not consider the performance goals of equal weight. In late 2007, when the Committee considered the overall performance of the Company, it evaluated the following:
---------------------------------- ------------- ------------- -----------------
                                         Goal        Actual     Change from 2006
---------------------------------- ------------- ------------- -----------------
Earnings                              $7,600,000    $6,297,600            +16.6%
---------------------------------- ------------- ------------- -----------------
Earnings per share                         $1.80         $1.52            +19.7%
---------------------------------- ------------- ------------- -----------------
Return on assets                           1.00%          .82%            +15.4%
---------------------------------- ------------- ------------- -----------------
Return on equity                          12.00%         10.4%            +15.5%
---------------------------------- ------------- ------------- -----------------
Non-performing loans/total loans           1.00%          .57%              -73%
---------------------------------- ------------- ------------- -----------------
Non-performing assets/total assets         1.00%          .50%              -75%
---------------------------------- ------------- ------------- -----------------
Efficiency ratio                          61.00%        66.05%             +8.3%
---------------------------------- ------------- ------------- -----------------

     The Committee considered that, while the 2007 performance targets were very aggressive and only two of the five were achieved, the 2007 results compared to 2006 represented a significant improvement in six of the seven targets, the efficiency ratio being the single exception. In addition, the Committee considered the increase in both earnings and earnings per share, coupled with the significant improvement in asset quality as measured by non-performing loans/total loans and non-performing assets/total assets in its decision to increase the aggregate bonus pool by 15.61%. The named executive officers' respective performance appraisals and position in the marketplace range as described above determined each officer's share of the bonus pool for 2007 as reported in the Summary Compensation Table on Page 18.

Executive Retirement Plans

     The Board of Directors has established several retirement plans, in order to both provide competitive compensation arrangements to attract talented employees, and also to provide a valuable incentive to retain talented employees once employed. Management expects that the plans not funded by annual contributions will be funded by bank owned life insurance policies previously purchased on the lives of all directors and certain officers of the Company. The Board of Directors decided in 1996 to invest in life insurance contracts as a means to offer supplemental executive retirement plans for certain of its officers, including the named executive officers. These nonqualified plans, described below, offer an additional level of confidence that the executive officers, including the named executive officers, can focus exclusively on their responsibilities as executive officers during their working lives and can maintain a reasonable standard of living in retirement without leaving the Company.

     Executive Deferred Compensation Plan. The Company maintains a nonqualified executive deferred compensation plan for all the Company's executive officers and certain other officers. The deferred compensation plan is strictly voluntary and participants in the plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions. In 2007, the rate paid was 6%. If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan. The Company believes that the cost of providing the benefit will be offset by earnings on life insurance contracts associated with the benefit.

     Supplemental Executive Retirement Plan. The Company maintains a nonqualified supplemental executive retirement plan (the SERP), titled "Salary Continuation Agreement" for certain of its executive officers. Participation in the SERP is at the discretion of the Board and is designed to supplement the retirement benefits of such participants. Currently, Jeffrey E. Smith is the only executive officer who participates in the SERP. The amount of Mr. Smith's annual benefit is $117,100 if Mr. Smith's employment is terminated on or after age 65 for any reason other than termination for "cause". Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Smith's employment and resulting in an adverse effect on the Company.

     If Mr. Smith's employment is terminated other than for cause, or other involuntary non-disability early termination before normal retirement age (because Mr. Smith is eligible for early retirement), the Company will pay Mr. Smith an amount determined by calculating a 20-year fixed annuity from the Company's accrued liability, crediting interest on the unpaid balance at an annual rate of 6%, compounded monthly. The payments would be made monthly for 20 years.

     In the event of Mr. Smith's involuntary termination other than after normal retirement age or due to death, disability or cause, the amount payable is the accrued liability based on Mr. Smith's compensation for the plan year ending immediately prior to the date in which termination occurs, which is determined calculating a 20-year fixed annuity from the accrual balance, crediting interest on the unpaid balance at an annual rate of 6 percent, compounded monthly. Payments would be made monthly for 20 years.

     As referenced above, the Board of Directors elected to offer the plan to permit the Chief Executive Officer's exclusive focus on the day-to-day job responsibilities of being a CEO with an expectation of a reasonable standard of living at retirement.

     Director Retirement Plan. Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years' average total Directors' compensation. The benefit is payable for 120 months for Directors with 10 years of service or less. The benefit is payable for 240 months for Directors with more than 10 years of service. If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months. If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months. The Company believes that the cost of providing the benefit will be offset by earnings on life insurance contracts associated with the benefit. As a Director, Jeffrey E. Smith is a participant in the Director Retirement Plan. If Mr. Smith had retired at December 31, 2007, his monthly payment would have been $805.56 for 240 months. If he had died on that date, his monthly benefit would have been $805.56 for 60 months. The Board of Directors began the Director Retirement Plan in 1996 to encourage an age certain retirement date for Board members as a method of planning Director succession.

Executive Life Insurance. In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on four of the named executive officers of the Company on which the Company pays the entire premium upon purchase. The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (a) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (b) the face amount of the life insurance policy. The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the cash surrender value of the policy.

     The following table sets forth the amount that would have been payable for each named executive officer covered by Executive Life Insurance at December 31, 2007:

-------------------------- -----------------------
                                 Benefit at
Name                         December 31, 2007
-------------------------- -----------------------
Jeffrey E. Smith                 $477,996
-------------------------- -----------------------
Katrinka V. Hart                  252,218
-------------------------- -----------------------
E. Richard Mahan                  254,184
-------------------------- -----------------------
Larry E. Miller, II               252,218
-------------------------- -----------------------

Director Life Insurance. The Company maintains a life insurance policy for all Directors, with a death benefit of two times annual Director fees at time of death reduced by 35% at age 65 and 50% at age 70. The life insurance policies terminate upon retirement. Mr. Smith as an employee of a subsidiary of the Company, is excluded from this benefit under the terms of the Company's group term life insurance program.

Retirement Plans for All Employees

     Profit Sharing Retirement Plan. The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers. Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company and its subsidiaries, and is employed on the last day of the plan year is qualified to participate in the Profit Sharing Retirement Plan. The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each December in its discretion based on the performance and financial condition of the Company. The Compensation and Management Succession Committee has traditionally considered 1.75% of total Company payroll as a reasonable contribution rate for the Profit Sharing Retirement Plan. In December 2007, the Board of Directors voted to use that same rate to contribute $171,849 to the Plan. Each participant received a pro rata share of this contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation). The named executive officers' share of the 2007 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 18.

     401(k) Retirement Plan. The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan. Participants' qualifications are identical to those of the Profit Sharing Retirement Plan. In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 5% not to exceed 1.25% of the participant's eligible plan compensation under the 401(k) Plan. The named executive officers' share of the 2007 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 18.

     Employee Stock Ownership Plan. The Company sponsors an Employee Stock Ownership Plan (the "ESOP") for all of its employees, including the named executive officers. Participant qualifications are identical to those of the Profit Sharing Retirement Plan. The Board of Directors determines the amount to contribute to the ESOP each December in its discretion based on the performance and financial condition of the Company. The Compensation and Management Succession Committee has traditionally considered 3.50% of total company payroll as a reasonable contribution rate for the Employee Stock Ownership Plan. In December 2007, the Board of Directors voted to use that same rate to contribute $343,696 to the ESOP. Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan. The named executive officers' share of the 2007 contributions and reallocated forfeitures is reported in the Summary Compensation Table on page 18.

Other Benefits

     Executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short- and long-term disability, flexible compensation/cafeteria plan and optional life insurance.

     The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation and Management Succession Committee when determining 2007 compensation for the named executive officers of the Company and the Bank. The Compensation and Management Succession Committee believes that the compensation earned by the named executive officers in 2007 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year. Neither the Company nor the Bank has a policy requiring that all compensation in 2007 and thereafter to the covered officers be deductible under Section 162(m). The Boards of Directors of both companies do, however, consider carefully the after-tax cost and value to the Company and the Bank of all compensation. The Board of Directors believes that all compensation paid to covered persons in 2007 was fully deductible.


             COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

     The Compensation and Management Succession Committee has reviewed and discussed this Compensation Discussion and Analysis with the Company's Management. Based on this review and discussion, the committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement and Annual Report on Form 10-K.

Submitted by:
Compensation and Management Succession Committee Members

Thomas E. Wiseman, Chairman
Robert H. Eastman
Brent A. Saunders

                       Summary Compensation Table for 2007

     The following table summarizes the total compensation paid to or earned by each of the named executive officers for the three fiscal years ended December 31, 2007:

---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
          Name and             Year     Salary       Bonus    Stock    Option    Non-Equity     Change in      All Other    Total
     Principal Position                 ($) (1)     ($) (2)   Awards   Awards    Incentive       Pension     Compensation     ($)
                                                               ($)      ($)        Plan         Value and       ($) (4)
                                                                                Compensation  Nonqualified
                                                                                    ($)         Deferred
                                                                                              Compensation
                                                                                                Earnings
                                                                                                 ($) (3)
            (a)                (b)        (c)         (d)       (e)      (f)        (g)            (h)            (i)         (j)
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
Jeffrey E. Smith               2007   $170,802(5)    $55,553    --       --          --             $97,766        $19,344  $343,465
   President and               2006    165,481(5)     43,307    --       --          --              92,243         18,146   319,177
   Chief Executive             2005    161,364(5)     67,879    --       --          --              83,472         17,887   330,602
   Officer
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
Scott W. Shockey               2007        58,340     36,131    --       --          --            --                8,145   102,616
   Vice President and          2006        48,378     32,163    --       --          --            --                6,664    87,205
   Chief Financial Officer     2005        46,044     42,347    --       --          --            --                6,832    95,223
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
Katrinka V. Hart               2007        89,658     41,054    --       --          --            --               10,993   141,705
   Senior Vice President       2006        74,304     33,814    --       --          --            --                9,135   117,253
   and Risk Management Officer 2005        70,718     48,947    --       --          --            --                9,685   129,350
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
E. Richard Mahan               2007        89,658     41,452    --       --          --            --               11,017   142,127
   Senior Vice President       2006        74,794     33,814    --       --          --            --                9,363   117,971
   and Chief Credit Officer    2005        70,942     49,421    --       --          --            --                9,442   129,805
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------
Larry E. Miller, II            2007        89,658     41,054    --       --          --            --               11,601   142,313
   Senior Vice President       2006        74,304     33,814    --       --          --            --               10,029   118,147
   and Secretary               2005        70,718     48,947    --       --          --            --                9,982   129,647
---------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- ---------

(1)  Base salaries for the named executive officers are described on page 13.

(2)  Bonuses for the named executive officers are described on page 14.

(3) The amounts in column (h) reflect the change in the actuarial present value of Mr. Smith's benefits under the Salary Continuation Plan and the Director Retirement Plan, each of which is described on page 15, as follows:

        ---------- ---------------------------- -----------------------------
                           Increase in                    Increase in
                    Actuarial Present Value of    Actuarial Present Value of
                     Salary Continuation Plan      Director Retirement Plan
        ---------- ---------------------------- -----------------------------
           2007               $95,124                      $2,642
        ---------- ---------------------------- -----------------------------
           2006                89,597                       2,646
        ---------- ---------------------------- -----------------------------
           2005                81,080                       2,392
        ---------- ---------------------------- -----------------------------
(4)  The amount shown in column (i) reflects for each named executive officer:

o Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 16.

o Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 16.

o Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan, which is described on page 16.

o Board designated Christmas Gift paid to all employees in December of each year in an amount equal to two weeks of the base salary of the employee.

o Instructor Fees for teaching a class to employees, and Service Awards for being employed by the Bank for a certain number of years.

(5) Includes Director's fees received by Mr. Smith totaling $18,900 in each of 2007, 2006 and 2005.

                            Pension Benefits for 2007

     The following table shows the present value of accumulated benefits payable to the only named executive officer who received pension benefits in 2007:

------------------------- --------------------------------- --------------------- ----------------------- --------------------------
           Name                       Plan Name                Number of Years       Present Value of        Payments During Last
                                                               Credited Service     Accumulated Benefit          Fiscal Year
                                                                     (#)                   ($)                       ($)
           (a)                           (b)                         (c)                   (d)                       (e)
------------------------- --------------------------------- --------------------- ----------------------- --------------------------
Jeffrey E. Smith           SERP                                       11                        $522,413              --
                           Director Retirement Plan                   11                          18,946              --
------------------------- --------------------------------- --------------------- ----------------------- --------------------------

     Descriptions of the SERP and the Director Retirement Plan are set forth under the headings "Compensation Discussion and Analysis - Executive Retirement Plans - Supplemental Executive Retirement Plan" and "Compensation Discussion and Analysis - Executive Retirement Plans - Director Retirement Plan" on page 15. The present value of accumulated benefits under the two plans is calculated based upon the discounted present value of payments for 20 years discounted by 6% per year.


                   Nonqualified Deferred Compensation for 2007

     The following table describes the nonqualified deferred compensation for the named executive officers who participated. A description of the Deferred Compensation Plan is set forth under the headings "Compensation Discussion and Analysis - Executive Retirement Plans - Executive Deferred Compensation Plan" on page 15.

------------------- --------------------- -------------------- ----------------------- ------------------- -------------------------
        Name              Executive            Registrant        Aggregate Earnings         Aggregate          Aggregate Balance
                       Contributions in     Contributions in         in Last FY           Withdrawals/            at Last FYE
                           Last FY               Last FY                 ($)              Distributions               ($)
                             ($)                   ($)                                         ($)
        (a)                                                              (d)                                          (f)
                           (b) (1)                 (c)                                         (e)
-------------------- --------------------- -------------------- ----------------------- ------------------- ------------------------
Jeffrey E. Smith                  $10,000          --                          $9,503          --                           $177,554
-------------------- --------------------- -------------------- ----------------------- ------------------- ------------------------
Scott W. Shockey                    5,000          --                             629          --                             15,950
-------------------- --------------------- -------------------- ----------------------- ------------------- ------------------------
Katrinka V. Hart                   10,000          --                           4,607          --                             91,055
-------------------- --------------------- -------------------- ----------------------- ------------------- ------------------------
E. Richard Mahan                   10,000          --                           8,611          --                            161,793
-------------------- --------------------- -------------------- ----------------------- ------------------- ------------------------

(1) Amounts represented in column (b) are included in column (c) of the Summary Compensation Table on page 18.


Post-termination or Change in Control Compensation

     Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

     Certain compensation plans provide benefits payable upon termination. Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan described under the heading "Compensation Discussion and Analysis - Executive Retirement Plans - Executive Deferred Compensation Plan" and in the Nonqualified Deferred Compensation Plan table on page 19. Benefits payable to Mr. Smith under the SERP and the Director Retirement Plan are described under the heading "Compensation Discussion and Analysis - Executive Retirement Plans - Supplemental Executive Retirement Plan" on page 15 and under the heading "Compensation Discussion and Analysis - Executive Retirement Plans - Director Retirement Plan" on page 15 and are set forth in the Pension Benefits table on page 19. Benefits payable to named executive officers under executive and director life insurance policies are described under the heading "Compensation Discussion and Analysis - Executive Life Insurance" and "Compensation Discussion and Analysis - Director Life Insurance" on page 16.

     Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP. Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Director Compensation

     All of the Directors of the Company also serve as Directors of the Bank. Members of the Board of Directors of the Company receive compensation for their services rendered as Directors of the Bank, not the Company. In 2007, each Director who was not an employee of the Company or any of its subsidiaries received $550 per month for his or her service as a member of the Board of Directors of the Bank. Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2007 for their services. In addition, each Director of the Bank received an annual retainer of $14,700 in 2007. The retainer was pro-rated for time served for new Directors of the Bank.

     In January 2005, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, established the position of Lead Director. The Lead Director's responsibilities are to chair Board and committee meetings in the absence of the Chief Executive Officer as well as chair the monthly meetings of the independent Directors. Thomas E. Wiseman has served as Lead Director since the position's establishment. In addition to the fees outlined above, Mr. Wiseman received $18,000 for his services as Lead Director in fiscal 2007.

     Each non-employee Director who was a member of the Executive Committee of the Bank (Steven B. Chapman, Robert H. Eastman, Harold A. Howe, Brent A. Saunders, David W. Thomas and Thomas E. Wiseman) received fees of $37,800 in 2007. This figure is pro-rated for time served for new members. Executive Committee members who are employees of the Bank (Jeffrey E. Smith, Chairman) receive no compensation for serving on the Executive Committee. The Executive Committee of the Bank met 39 times in 2007.

     The Company maintains a life insurance policy for all Directors with a death benefit of two times annual Director fees at time of death, reduced by 35% at age 65 and 50% at age 70. The life insurance policies terminate upon retirement.

     In December 1996, life insurance contracts were purchased by the Company for all Directors and certain officers and additional contracts have been purchased as new Directors and officers have joined the Company. The Company is the owner of the contracts. The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for Directors and executive officers, implement a Director retirement plan, and implement a supplemental retirement plan for certain officers.

     Participants in the deferred compensation plan, upon reaching age 70, are eligible to receive a distribution of their contributions, plus accrued interest earned at a rate on reinvestment of the contributions that is not an above-market preferential rate. In 2007 the rate paid was 6%. If a participant dies before reaching age 70 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan.

     Participants in the Director retirement plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years' average total Directors' compensation. The benefit is payable for 120 months for Directors with 10 years of service or less. The benefit is payable for 240 months for Directors with more than 10 years of service. If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months. If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months.

     The following table summarizes the compensation paid to non-employee Directors for the fiscal year ended December 31, 2007:

                         Director Compensation for 2007

--------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- -----------
         Name             Fees Earned     Stock      Option      Non-Equity       Change in Pension        All Other         Total
                              or          Awards     Awards       Incentive     Value and Nonqualified   Compensation         ($)
                         Paid in Cash      ($)         ($)          Plan        Deferred Compensation         ($)
                              ($)                               Compensation           Earnings
                                                                     ($)                 ($)

          (a)                 (b)          (c)         (d)           (e)               (f) (1)              (g) (2)           (h)
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Anna P. Barnitz                 $21,300     --         --            --                          $1,182            $314      $22,796
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Steven B. Chapman                59,100     --         --            --                           4,452             304       63,856
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Robert E. Daniel                 21,300     --         --            --                          13,704              74       35,078
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Robert H. Eastman                59,100     --         --            --                          10,275             197       69,572
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Harold A. Howe                   59,100     --         --            --                           2,897             304       62,301
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Brent A. Saunders                59,100     --         --            --                             476             304       59,880
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
David W. Thomas                  14,775     --         --            --                              --              51       14,826
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Roger D. Williams                21,300     --         --            --                           3,619             114       25,033
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Lannes C. Williamson             21,300     --         --            --                           5,856             314       27,470
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------
Thomas E. Wiseman                77,100     --         --            --                             358             699       78,157
---------------------- ------------------ --------- ----------- -------------- ------------------------- ---------------- ----------

(1) Consists of the change during 2007 in the actuarial present value of the Director's accumulated benefit under the Director retirement plan.

(2) Consists of the incremental cost of group term life insurance coverage on the lives of the Directors and Service Awards for serving as a Director for a certain number of years.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal shareholders of the Company and entities with which they are associated. The Board of Directors has determined that all of the directors except Mr. Smith and Mr. Howe are "independent" under the listing standards of Nasdaq. In determining independence, the Board of Directors considered loan and deposit relationships with each Director. The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent. In addition, all loans and other extensions of credit were made and deposits accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, the loans did not involve more than normal risk of collectibility or present other unfavorable features. As of the date of this Proxy Statement, all of such loans were performing loans. The Board of Directors does not believe such relationships interfere with the Directors' exercise of independent judgment in carrying out their responsibilities as Directors.

     The Board of Directors also considered the transactions described in "Compensation Committee Interlocks and Insider Participation", rental payments made to Mr. Eastman, and insurance premiums paid to The Wiseman Agency, Inc. (the "Wiseman Agency") and determined that such relationships, which do not disqualify a Director from being deemed independent, do not interfere with the Directors' exercise of independent judgment in carrying out their responsibilities as Directors.

     Brent A. Saunders rendered legal services to the Company and its subsidiaries during the Company's 2007 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company's 2008 fiscal year. The Board of Directors determined that such relationship does not interfere with Mr. Saunders' exercise of independent judgment in carrying out his responsibilities as a Director.

     Any proposed loan between the Bank and a Director or executive officer of the Company is approved by the full Board of Directors. The Executive Committee approved the payment of insurance premiums to the Wiseman Agency. The Chief Executive Officer approved the issuance of promissory notes from the Company to the Wiseman Agency and to Mr. Eastman. All of such related party transactions entered into since January 1, 2007, have been ratified by the Audit Committee.

     The Board of Directors adopted a written policy in March 2007 requiring transactions over $120,000 involving the Company or a subsidiary of the Company and a "related party" with a direct or indirect material interest to be approved or ratified by the Audit Committee. The Audit Committee's approval must be based on its determination that the transaction, first, is in or not inconsistent with the best interests of the Company, and second, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, or is for products or services from a related party of a nature, quantity or quality, or on other terms, that are not readily available from other sources. "Related parties" include directors, executive officers, beneficial holders of more than 5% of the outstanding common shares of the Company, their immediate family members, and firms, corporations and other entities in which any of them have certain relationships.


Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation and Management Succession Committee during 2007 were Messrs. Wiseman, Eastman and Saunders. From time to time, the Company accepts loans from various persons to raise funds for ongoing operations and to fund the growth of the Company and its subsidiaries. These loans are evidenced by promissory notes which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

     Since the beginning of the last fiscal year, the Company had outstanding at various times 6 separate promissory notes to Mr. Eastman and his spouse and 22 separate promissory notes to The Wiseman Agency, Inc., of which Thomas E. Wiseman is the President and partial owner along with other members of his family.

     Of the 6 notes outstanding to Mr. and Mrs. Eastman, 3 were renewals of loans that had been made prior to 2007 and 2 were merely renewals of loans that matured during 2007. The notes had terms ranging from as short as 6 months to as long as 18 months. Of those 6 notes, 4 remained outstanding at March 27, 2008. No principal was actually paid to the Eastmans on any of such notes during 2007; interest was paid and new notes for the same principal amount were executed upon maturity of notes issued earlier.

     Of the 22 notes outstanding to The Wiseman Agency at any time since the beginning of 2007, 3 were renewals of loans that had been made prior to 2007, and 19 were merely renewals of those same loans as they repeatedly matured during 2007 and 2008. The notes had terms ranging from as short as one month to as long as 12 months, so essentially the same three loans matured and were renewed several times during 2007, with one loan in the amount of $440,000 eventually being paid off in December 2007. As with the loans from the Eastmans, except for the one note paid off in December, no principal was actually paid to The Wiseman Agency on any of such notes during 2007; interest was paid and new notes for the same principal amount were executed upon maturity of notes issued earlier.

     The following table sets forth certain information regarding the notes issued by the Company to the Eastmans and The Wiseman Agency that were outstanding at any time since the beginning of 2007:

---------------------------------- ------------------- ----------------- ------------------ ----------------
                                    Largest Aggregate
                                       Outstanding           Amount            Interest
                                      Balance since      Outstanding at      Paid Since
Name                                 January 1, 2007     March 27, 2008    January 1, 2007   Interest Rates
---------------------------------- ------------------- ----------------- ------------------ ----------------
Robert H. and Sheila E. Eastman         $2,790,850         $2,790,850          $91,721        4.75% to 5.77%
---------------------------------- ------------------- ----------------- ------------------ ----------------
The Wiseman Agency, Inc.                 1,417,000            730,000           86,288        3.75% to 5.13%
---------------------------------- ------------------- ----------------- ------------------ ----------------

                             AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2007

     The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

     The Audit Committee consists of four Directors who qualify as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee appoints the Company's independent registered public accounting firm and oversees the Company's financial and reporting processes on behalf of the Board of Directors. Management is responsible for the Company's consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting. Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company's internal control over financial reporting. Crowe Chizek and Company LLC ("Crowe Chizek"), the independent registered public accounting firm employed by the Company for the 2007 fiscal year, is responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its attestation report on management's assessment of the effectiveness of the Company's internal control over financial reporting.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

     As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2007, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements. The Audit Committee also discussed with management and Crowe Chizek the adequacy and effectiveness of the Company's internal control over financial reporting and related accounting and financial controls. The Audit Committee also discussed with management and Crowe Chizek the interim financial and other information contained in the Company's earnings releases and SEC filings.

     The Audit Committee discussed with Crowe Chizek the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards Nos. 61 and 90, Communication with Audit Committees, and, with and without management present, reviewed and discussed the results of Crowe Chizek's examination of the Company's consolidated financial statements.

     The Audit Committee also discussed with Crowe Chizek that firm's independence from the Company and its management. The Audit Committee obtained from Crowe Chizek a formal written statement, consistent with Independence Standards Board Standard No. 1., Independence Discussions with Audit Committees, describing all relationships between the Company and Crowe Chizek that might bear on Crowe Chizek's independence. The Audit Committee discussed with Crowe Chizek any relationships or services that might affect that firm's objectivity and satisfied itself as to Crowe Chizek's independence.

Management's Representations and Audit Committee Recommendations

     Management has represented to the Audit Committee that the Company's audited consolidated financial statements for the year ended December 31, 2007 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed with management and Crowe Chizek the audited consolidated financial statements, and management's report on the establishment and maintenance of, and assessments of the effectiveness of, the Company's internal control over financial reporting. Based on the reviews and discussions outlined above, the Audit Committee recommended to the

Board of Directors that the audited financial statements and management's report on the establishment and maintenance of, and assessment of the effectiveness of, the Company's internal control over financial reporting, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by:
Audit Committee Members

Steven B. Chapman, CPA; Chairman
Anna P. Barnitz
David W. Thomas
Lannes C. Williamson

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

     Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm's independence from the Company. The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company's independent registered public accounting firm may be pre-approved.

     The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

     Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

     The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

     All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company's internal auditor and must include a detailed description of the services to be rendered. The internal auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

     Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the internal auditor, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

     The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the internal auditor or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

     In April 2007, the Audit Committee appointed the accounting firm of Crowe Chizek and Company LLC ("Crowe Chizek") to serve as the independent registered public accounting firm of the Company for 2007. All of the services rendered by Crowe Chizek to the Company during 2007 and 2006 were pre-approved by the Audit Committee. Fees billed for services rendered by Crowe Chizek for each of 2007 and 2006 were:

     Audit Services. The aggregate fees billed by Crowe Chizek for the audit of the financial statements included in the Annual Report on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q for our fiscal years ended December 31, 2007 and 2006, were $185,000 and $194,250, respectively.

     Audit-Related Fees. Audit related fees billed in 2007 totaled $2,669 and consisted of a database software license. Audit related fees billed in 2006 totaled $17,742 and consisted of advice with respect to accounting, disclosures and other related discussions regarding actual or proposed transactions.

     Tax Fees. The aggregate fees billed in each of 2007 and 2006 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $25,050 and $15,250, respectively.

     All Other Fees. For 2007, Crowe Chizek provided services totaling $9,631 related to providing summarized statistical industry survey data of salary and wage information. There were no fees or expenses billed by Crowe Chizek for 2006 except for audit, audit related and tax services.

Notification of Appointment of Independent Registered Public Accounting Firm

     On November 20, 2007 the Audit Committee approved the rehiring of Crowe Chizek for a three-year term. Crowe Chizek has served as the Company's independent registered public accounting firm since 1992. The Board of Directors expects representatives of Crowe Chizek will be present at the Annual Meeting. Representatives of Crowe Chizek will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                            ANNUAL REPORT - FORM 10-K

     The Company will provide without charge to any shareholder of record on March 20, 2008, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2007. Such written request should be directed to Larry E. Miller, II, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-446-2631.


                            PROXY STATEMENT PROPOSALS

     Each year, the Board of Directors submits its nominations for election of Directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the proxy materials for action at each year's annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy materials for the 2009 Annual Meeting, presently scheduled for May 6, 2009, must be received by the Company on or before December 17, 2008. A shareholder proposal received after December 17, 2008, but on or before March 2, 2009, will not be included in the proxy materials for the 2009 Annual Meeting, but may still be presented by the shareholder at the 2009 Annual Meeting. The individuals named as proxies for the 2009 Annual Meeting will be entitled to use their discretionary voting authority on proposals received after March 2, 2009, without any discussion of the matter in the Company's proxy materials.

     Shareholders desiring to nominate candidates for election as directors at the 2009 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS - Nominating Procedures."

                    DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     Pursuant to notice delivered to eligible shareholders who share the same address, the Company and a number of brokers send only one proxy statement and the 2007 Annual Report to shareholders residing at the same address, unless different instructions have been received from the affected shareholder. Accordingly, those registered and beneficial shareholders who share an address will receive only one copy of the 2007 Annual Report and this proxy statement. A separate proxy and Notice of Annual Meeting will continue to be included for each shareholder at the shared address.

     Registered shareholders who share an address and would like to receive a separate 2007 Annual Report and/or a separate proxy statement, or have questions regarding the householding process, may contact Deborah A. Carhart, Assistant Vice President, Shareholder Relations, by calling 1-800-468-6682 or
1-740-446-2631; or by a written request addressed to Ms. Carhart at The Ohio Valley Bank Company, P.O. Box 240, Gallipolis, Ohio 45631; or by an e-mail to InvestorRelations@ovbc.com. Promptly upon request, a separate 2007 Annual Report and/or a separate proxy statement will be sent. By contacting Ms. Carhart, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports and proxy statements in the future or (ii) request delivery of a single copy of annual reports or proxy statements in the future if they are receiving multiple copies. Beneficial shareholders should contact their broker/dealers, financial institution, or other record holders for specific information on the householding process as it applies to those beneficial shareholders.


                                  OTHER MATTERS

     The only business which the Company's management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement. The Company's management knows of no other matters to be brought before the Annual Meeting by any other person or group.

     If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion.

     All duly executed proxies received will be voted.

     Please sign and date the enclosed proxy and mail it promptly in the enclosed envelope.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Jeffrey E. Smith
                                           -------------------------------------
                                           Jeffrey E. Smith
                                           President and Chief Executive Officer

                             OHIO VALLEY BANC CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the "Company") hereby appoints Jeffrey E. Smith, Thomas E. Wiseman and Larry E. Miller, II, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 7, 2008 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1. To elect the following three (3) directors to the Board of Directors for a term of three years each:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

         Harold A. Howe
         Brent A. Saunders
         David W. Thomas


[ ] Vote For All [ ] Withhold Authority to Vote For all Nominees [ ] Vote for all except _______________

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.



WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 7, 2008 MEETING.






          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631








                                             No. of OVBC Shares:
                                             Account No.





Please indicate any address change above.



Please fill in, sign, and return this proxy in the enclosed envelope. Please sign exactly as your name appears hereon. All joint owners should sign. When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.






----------------------------------------             ---------------
Shareholder Signature                                      Date



----------------------------------------             ---------------
Shareholder Signature                                      Date

                            THE OHIO VALLEY BANK CO.

TO:       PARTICIPANTS IN THE OHIO VALLEY BANC CORP.
          EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST

FROM:     MELISSA P. MASON

DATE:     APRIL 16, 2008

SUBJECT:  VOTING WHOLE COMMON SHARES BY PARTICIPANTS
          ANNUAL SHAREHOLDERS' MEETING MAY 7, 2008



As a participant in the Ohio Valley Banc Corp. Employees' Stock Ownership Plan and Trust, you have the right to direct The Ohio Valley Bank Company, as Trustee, with respect to the exercise of voting rights of whole shares allocated to your account.

To the extent shares are not voted by the Plan participant, the Trustee will vote those shares in its sole and absolute discretion in the best interest of the Plan participants.

As a registered shareholder, you have already received the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders by mail. After reading the proxy materials, please promptly fill in, sign and return the enclosed Proxy to me. Your completed Proxy will serve as instruction to The Ohio Valley Bank Company with respect to voting your Plan shares.

Sincerely,

/s/ Missy Mason
-----------------------
Melissa P. Mason
Assistant Vice President
Trust Officer

                            THE OHIO VALLEY BANK CO.


TO:      PARTICIPANTS IN THE OHIO VALLEY BANC CORP.
         EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST

FROM:    MELISSA P. MASON

DATE:    APRIL 16, 2008

SUBJECT: VOTING WHOLE COMMON SHARES BY PARTICIPANTS
         ANNUAL SHAREHOLDERS' MEETING MAY 7, 2008



As a participant in the Ohio Valley Banc Corp. Employees' Stock Ownership Plan and Trust, you have the right to direct The Ohio Valley Bank Company, as Trustee, with respect to the exercise of voting rights of whole shares allocated to your account.

To the extent shares are not voted by the Plan participant, the Trustee will vote those shares in its sole and absolute discretion in the best interest of the Plan participants.

Enclosed are the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders, as well as a Proxy. After reading the proxy materials, please promptly fill in, sign and return the enclosed Proxy to me. Your completed Proxy will serve as instruction to The Ohio Valley Bank Company with respect to voting your Plan shares.

Sincerely,

/s/ Missy Mason
------------------------
Melissa P. Mason
Assistant Vice President
Trust Officer

                             OHIO VALLEY BANC CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the "Company") hereby appoints Jeffrey E. Smith, Thomas E. Wiseman and Larry E. Miller, II, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 7, 2008 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1. To elect the following three (3) directors to the Board of Directors for a term of three years each:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

         Harold A. Howe
         Brent A. Saunders
         David W. Thomas


[ ] Vote For All [ ] Withhold Authority to Vote For all Nominees [ ] Vote for all except _______________

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.



WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 7, 2008 MEETING.






          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631





                                             No. of OVBC Shares:





Please indicate any address change above.



Please fill in, sign, and return this proxy in the enclosed envelope. Please sign exactly as your name appears hereon. All joint owners should sign. When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.






----------------------------------------             ---------------
Shareholder Signature                                      Date



----------------------------------------             ---------------
Shareholder Signature                                      Date